Exhibit 99.1

Vaxart Names Phillip Lee as Chief Financial Officer

Mr. Lee brings almost 15 years of experience in strategy, M&A and partnering on more than $20 billion in transactions

SOUTH SAN FRANCISCO, Calif., December 19, 2022 (GLOBE NEWSWIRE) -- Vaxart, Inc. (NASDAQ: VXRT) announced today that it has appointed Phillip Lee as its Chief Financial Officer (CFO), effective immediately.

“We are excited to have a CFO with Phillip’s experience in corporate finance and strategy join our team,” said Andrei Floroiu, Vaxart’s Chief Executive Officer. “He arrives at an important time in Vaxart’s journey, and we look forward to working together towards our goals of transforming the fight against infectious diseases globally and creating shareholder value.”

“I am honored to join the Vaxart team and eager to contribute to advancing a potentially transformative oral pill vaccine platform that aspires to improve global public health," Mr. Lee said. "This is a critically important mission, and I look forward to helping Vaxart realize the full potential and value of its platform."

Mr. Lee has almost 15 years of strategic finance and advisory experience in the biotechnology industry. During his career, he has helped raise over $1 billion of capital and worked on more than $20 billion of M&A transactions, including partnerships, asset acquisitions, mergers, spin-offs and royalty monetizations. Most recently, he was CFO and Chief Operating Officer at Clover Biopharmaceuticals and prior to that held finance leadership positions at several biotechnology companies. Mr. Lee began his career as an investment banker and was a principal and founding member of Centerview Partners’ healthcare advisory practice.

Mr. Lee earned dual bachelor’s degrees in Electrical Engineering and Computer Sciences and Business Administration from the University of California, Berkeley.

About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using tablets that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary tablet vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include tablet vaccines designed to protect against coronavirus, norovirus, seasonal influenza, and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Vaxart's strategy, prospects, plans and objectives, results from preclinical and clinical trials, commercialization agreements and licenses, and beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as "should," "believe," "could," "potential," "will," "expected," “anticipate,” "plan," and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to relating to Vaxart's ability to develop and commercialize its product candidates, including its vaccine booster products; Vaxart’s expectations regarding clinical results and trial data; and Vaxart's expectations with respect to the effectiveness of its product candidates. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes.

Please also refer to the risks described in the "Risk Factors" sections of Vaxart's Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts

Vaxart Media Relations:	Investor Relations:
Mark Herr	Andrew Blazier
Vaxart, Inc.	FINN Partners
mherr@vaxart.com	IR@vaxart.com
(203) 517-8957	(646) 871-8486